ACCOUNTS RECEIVABLE SERVICING AGREEMENT

THIS ACCOUNTS RECEIVABLE SERVICING AGREEMENT (the “Agreement”) is made as of the 21st day of February, by and between Mosaic Financial Services, LLC, a Delaware limited liability company, (the “Provider”) having a business address at 405 Lexington Ave, New York, New York and eRXSYS, Inc., a Nevada Corporation, (the “Company”) having its principal place of business and executive offices at 18021 Sky Park Circle, Suite G2, Irvine, California 92614-6570.

W I T N E S S E T H:

WHEREAS, the Provider is in the trade or business of servicing Receivables (as defined in Section 1.2. hereof) for businesses for a fee;

WHEREAS, the Company desires to avail itself of the services of the Provider under the terms and conditions of this Agreement; and

WHEREAS, the parties have entered into that certain Line of Credit Agreement dated as of the date hereof (the “Credit Agreement”) secured in part by the Receivables; and

WHEREAS, the Provider wishes to service the Receivables of the Company under the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.  Definitions. When used herein, the following terms shall have the following meanings.

1.1. “Account Debtor shall have the meaning set forth in Section 9-102(a)(3) of the New York UCC and shall include any person liable on any Receivable, including without limitation, any guarantor of the Receivable and any issuer of a letter of credit or banker’s acceptance.

1.2. “Receivables” shall mean all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds thereof (all of the foregoing being referred to as “receivables”), arising out of the invoices and other agreements identified on or delivered with any invoice transmittal delivered by the Company to the Provider.

1.3.  “Reconciliation Date” shall mean the last calendar day of each month during the Term (as defined herein) of this Agreement.

1.4. Other Capitalized Terms. All of other capitalized terms, not otherwise defined herein, shall have the meaning ascribed to them in the Letter of Credit.

2.  Service of Receivables.

2.1.  Collection Activities. On each Reconciliation Date hereunder, the Company shall deliver to the Provider copies of all invoices (the “Invoices”), in electronic format, that have been delivered to Account Debtors by the Company for products delivered during such month (to the extent not previously delivered pursuant to the terms of the Credit Agreement). The Provider shall have the right to contact customers with outstanding balances, including but not limited to correspondence and telephone contact. All legal proceedings will be the responsibility of the Company. The Provider shall not be responsible whatsoever to the Company in the event that any account balance owed by an Account Debtor is not paid by the Account Debtor.

2.2  Collections. Subject to the right to withhold amounts as set forth in Section 2.3, upon receipt by the Provider of any funds or other consideration with respect to any Invoices (the “Collections”), the Provider shall adjust such Collections against the Advances given to the Company on a daily basis; provided, that if the Company is in default under this Agreement, the Provider shall apply all the Collections to the Company’s Obligations hereunder in such order and manner as the Provider may determine. If an item of the Collections is not honored or the Provider does not receive good funds for any reason, the amount shall be included in the Account Balance as if the Collections had not been received.

2.3.  Administrative Fee and other expenses. On each Reconciliation Date, a monthly Administrative Fee of ONE AND THREE QUARTER PERCENT (1.75%) of the maximum amount of the Line of Credit (as that term is defined in the Credit Agreement) (i.e. initially, $500,000), as such amount may be increased pursuant to Section 2.1 of the Credit Agreement, shall accrue and shall be payable pursuant to Section 2.4. In addition, the Company agrees to reimburse the Provider for the cost of wire transfers at the rate of THIRTY DOLLARS ($30.00) for each such transfer, and TWENTY DOLLARS ($20.00) for the delivery of any documents by overnight courier. Notwithstanding anything herein which may be to the contrary, the Provider may withhold the Administrative Fee and other permitted expenses from the Collections that are otherwise to be remitted to Company.

2.4.  Accounting. The Provider shall prepare and send to the Company on or before the SEVENTH (7th) calendar day following the close of each month, an accounting of the Collections for the immediately preceding month. The accounting shall be deemed correct and conclusive unless the Company delivers a written objection to the Provider within THIRTY (30) calendar days after the Provider mails the accounting to the Company.

3. Other Fees, Costs and Expenses; Indemnification. Notwithstanding anything to the contrary in this Agreement, the Company will pay to the Provider immediately upon demand all fees, costs and expenses (including the fees of attorneys and professionals and their costs and expenses) that the Provider incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing,

(b) any litigation or dispute (unless instituted by the Company against the Provider) in any way relating to the Receivables, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against the Company or any guarantor, or any Account Debtor, (d) collecting the Receivables and the Obligations, and (e) the representation of the Provider in connection with any bankruptcy case or insolvency proceeding involving the Company, any Receivable, any Account Debtor, or any guarantor. The Company shall indemnify and hold the Provider harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.

4.  Severability, Waiver, and Choice of Law. In the event that any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect, the Provider retains all of its rights, even if it makes an Advance after an Event of Default. If the Provider waives an Event of Default, it may enforce a later Event of Default. Any consent or waiver under, or amendment of, this Agreement must be in writing. Nothing contained herein, or any action taken or not taken by the Provider at any time, shall be construed at any time to be indicative of any obligation or willingness on the part of the Provider to amend this Agreement or to grant to the Company any waivers or consent. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without regard to any relevant provisions relating to choice of laws.

5.  Notices. All notices shall be given to the Provider at P.O. Box 23, Franklin Park, NJ 08823 and to the Company at the address set forth on the first page of this Agreement and shall be deemed to have been delivered and received: (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopier, telefax or telex.

6.  Jury Trial. THE COMPANY AND THE PROVIDER EACH HEREBY (a) WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL ON ANY CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; (b) RECOGNIZE AND AGREE THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER IN TO THIS AGREEMENT; AND (c) REPRESENT AND WARRANT THAT IT HAS REVIEWED THIS WAIVER, HAS DETERMINED FOR ITSELF THE NECESSITY TO REVIEW THE SAME WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO A JURY TRIAL.

7.  Term and Termination. The term of this Agreement shall be for one (1) year from the date hereof (the “Term”), and from year to year thereafter (each a “Renewal Term”) unless either party provides written notice to the other at least ONE HUNDRED EIGHTY (180) calendar days prior to the end of the then effective Term or Renewal Term. Notwithstanding the foregoing, any termination of this Agreement shall not affect the Provider’s security interest in the Collateral and the Provider’s ownership of the Pledged Receivables, and this Agreement shall continue to be effective, and the Provider’s rights and remedies hereunder shall survive such termination, until all transactions entered into and Obligations incurred hereunder or in connection herewith have been completed and satisfied in full.

8.  Other Agreements. The terms and provisions of this Agreement shall not adversely affect the rights of the Provider or any of its affiliates under any other document, instrument or agreement. The terms of such other documents, instruments and agreements shall remain in full force and effect notwithstanding the execution of this Agreement. In the event of a conflict between any provision of this Agreement and any provision of any other document, instrument or agreement between the Company on the one hand, and the Provider or any affiliate, the Provider shall determine in its sole discretion which provision shall apply. The Company acknowledges specifically that any security agreements, liens and/or security interests currently securing payment of any obligations of the Company owing to the Provider or any affiliate also secure the Company’s obligations under this Agreement, and are valid and subsisting and are not adversely affected by execution of this Agreement. The Company further acknowledges that (a) any collateral under other outstanding security agreements or other documents between the Company and the Provider or any affiliate secures the obligations of the Company under this Agreement and (b) a default by the Company under this Agreement constitutes a default under other outstanding agreements between the Company and the Provider or any affiliate.

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IN WITNESS WHEREOF, the Company and the Provider have executed this Agreement on the day and year above written.

Mosaic Financial Services, LLC

By:         /s/ Haresh C. Sheth
Name:    Haresh C. Sheth
Title:      Member

ERXSYS, Inc.

By:        /s/ Robert DelVeccio
                                                                                                                Name:    Robert DelVecchio
Title:      CEO